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                                   EXHIBIT 5.1

                      [THACHER PROFFITT & WOOD LETTERHEAD]

March 27, 2003

Board of Directors
Charter Financial Corporation
600 Third Avenue
West Point, GA 31833

                  Re:      Registration Statement on Form S-8

Members of the Board:

     We have acted as special counsel for Charter Financial Corporation, a federal corporation (the "Company"), in connection with the filing of a registration statement on Form S-8 under the Securities Act of 1933, as amended ("Registration Statement") with respect to 311,495 additional shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), to be offered pursuant to the Charter Financial Corporation 2001 Stock Option Plan and 124,598 additional shares of the Company's common stock to be offered pursuant to the Charter Financial Corporation 2001 Recognition and Retention Plan (collectively the "Plans").

     In rendering the opinion set forth below, we do not express any opinion concerning law other than the federal securities laws of the United States.

     We have examined originals or copies, certified or otherwise identified, of such documents, corporate records and other instruments as we have deemed necessary or advisable for purposes of this opinion. As to matters of fact, we have examined and relied upon the Plans described above and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies.

     Based on the foregoing, we are of the opinion that the shares of Common Stock that are being registered pursuant to the Registration Statement have been duly authorized and, when issued and paid for in accordance with the terms of the Plans, such shares will be validly issued, fully paid and non-assessable.

     In rendering the opinion set forth above, we have not passed upon and do not purport to pass upon the application of securities or "blue-sky" laws of any jurisdiction (except federal securities laws).

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     This opinion is given solely for the benefit of the Company and purchasers of shares under the Plans, and may not be relied upon by any person or entity, nor quoted in whole or in part, or otherwise referred to in any document without our express written consent.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm's name therein.

                                      Very truly yours,

                                      Thacher Proffitt & Wood

                                      By:    /s/ V. Gerard Comizio, Esq.
                                         ---------------------------------------
                                         V. Gerard Comizio, Esq.